RenaissanceRe Reports $907.7 Million of Net Income Available to Common Shareholders and $733.7 million of Operating Income Available to Common Shareholders in Q3 2025.
•Annualized return on average common equity of 34.9% and annualized operating return on average common equity of 28.2%.
•Combined ratio of 68.4% and adjusted combined ratio of 66.6%.
•21.9% underlying growth in the catastrophe class gross premiums written from Q3 2024, without the impact of reinstatement premiums.
•Fee income of $101.8 million, up 24.1% from Q3 2024.
•Total investment result of $750.2 million, including net investment income of $438.4 million and mark-to-market gains of $311.9 million.
•Repurchased approximately $205.2 million of common shares in Q3 2025. Repurchased an additional $100.0 million from October 1, 2025, through October 24, 2025.
•Year-to-date growth in book value per common share and tangible book value per common share plus change in accumulated dividends of 18.1% and 21.8%, respectively.

Pembroke, Bermuda, October 28, 2025 - RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the third quarter of 2025.

Net Income Available to Common Shareholders per Diluted Common Share: $19.40 Operating Income Available to Common Shareholders per Diluted Common Share: $15.62
Underwriting Income $770.2M	Fee Income $101.8M	Net Investment Income $438.4M
Change in Book Value per Common Share: 9.0% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends: 10.3%
Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share, Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends and Adjusted Combined Ratio are non-GAAP financial measures; see “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “We delivered exceptional results this quarter with growth in book value per common share and tangible book value per common share plus change in accumulated dividends of 9.0% and 10.3%, respectively. This benefited from low catastrophe activity and continued outperformance in our three drivers of profit - underwriting, fee, and net investment income.

Year to date, we have grown book value per share and tangible book value per share plus change in accumulated dividends by 18.1% and 21.8%, respectively – a particularly strong result given that this includes the impact of the California Wildfires in the first quarter. These outcomes reflect the consistent execution of our strategy, our disciplined underwriting approach and the resulting diversification of our income streams. Looking ahead, we remain confident in the sustainability of our strong earnings and our ability to generate consistent, superior returns and long-term value for our shareholders.”

Consolidated Financial Results

Consolidated Highlights
	Three months ended September 30,
(in thousands, except per share amounts and percentages)	2025	2024
Gross premiums written	$2,323,626	$2,400,136
Net premiums written	2,057,802	2,162,504
Net premiums earned	2,433,805	2,582,969
Underwriting income (loss)	770,189	393,756
Combined ratio	68.4%	84.8%
Adjusted combined ratio (1)	66.6%	82.4%

Net Income (Loss)
Available (attributable) to common shareholders	907,667	1,173,644
Available (attributable) to common shareholders per diluted common share	$19.40	$22.62
Return on average common equity - annualized	34.9%	47.1%

Operating Income (Loss) (1)
Available (attributable) to common shareholders (1)	733,717	540,322
Available (attributable) to common shareholders per diluted common share (1)	$15.62	$10.23
Operating return on average common equity - annualized (1)	28.2%	21.7%

	At September 30,
	2025	2024
Book Value per Common Share
Book value per common share	$231.23	$202.01
Quarterly change in book value per common share (2)	9.0%	12.3%
Quarterly change in book value per common share plus change in accumulated dividends (2)	9.2%	12.5%

Tangible Book Value per Common Share (1)
Tangible book value per common share (1)	$214.57	$182.76
Tangible book value per common share plus accumulated dividends (1)	$243.85	$210.45
Quarterly change in tangible book value per common share plus change in accumulated dividends (1) (2)	10.3%	15.0%
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
(2)Represents the percentage change during the three months ended September 30, 2025, and September 30, 2024, respectively.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Combined ratio of 15.5% with 21.9% underlying growth, without the impact of reinstatement premiums, in the catastrophe class gross premiums written

Property Segment
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2025	2024
Gross premiums written	$733,274	$790,709	(7.3)%
Net premiums written	694,125	701,222	(1.0)%
Net premiums earned	936,933	994,777	(5.8)%
Underwriting income (loss)	791,511	394,683

Underwriting Ratios
Net claims and claim expense ratio - current accident year	26.7%	62.5%	(35.8)	pts
Net claims and claim expense ratio - prior accident years	(40.9)%	(29.3)%	(11.6)	pts
Net claims and claim expense ratio - calendar year	(14.2)%	33.2%	(47.4)	pts
Underwriting expense ratio	29.7%	27.1%	2.6	pts
Combined ratio	15.5%	60.3%	(44.8)	pts
Adjusted combined ratio (1)	14.2%	58.1%	(43.9)	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written in the catastrophe class increased by $60.7 million, or 21.9%, without the impact of reinstatement premiums, reflecting underlying growth, primarily in U.S. catastrophe-exposed business; offset by
–a decrease in gross reinstatement premiums of $116.3 million in the catastrophe class compared to Q3 2024, due to prior accident years favorable development and a relatively low level of catastrophe losses in the current quarter, resulting in a total decrease in gross premiums written compared to Q3 2024.
•Net claims and claim expense ratio - current accident year improved by 35.8 percentage points, due to the relatively low level of catastrophe losses in the quarter, as compared to Q3 2024, which included a 35.0 percentage point impact from large losses.
•Net claims and claim expense ratio - prior accident years reflected net favorable development of 40.9%, driven by:
–net favorable development of $236.8 million in the catastrophe class, primarily from the weather-related large losses in 2022 and small events across accident years; and
–net favorable development of $146.8 million in the other property class, primarily due to reported losses coming in lower than expected from weather-related large losses in 2022 and 2024, and attritional loss experience.
•Underwriting expense ratio increased by 2.6 percentage points, consisting of:
–a 1.2 percentage point increase in the acquisition expense ratio and a 1.4 percentage point increase in the operating expense ratio, both primarily driven by the decrease in net premiums earned following the decrease in net reinstatement premiums from Q3 2024.
•Combined ratio and adjusted combined ratio each improved primarily due to the lower current accident year net losses and higher prior accident years net favorable development.

Underwriting Results - Casualty and Specialty Segment: Combined ratio of 101.4% and adjusted combined ratio of 99.3%

Casualty and Specialty Segment
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2025	2024
Gross premiums written	$1,590,352	$1,609,427	(1.2)%
Net premiums written	1,363,677	1,461,282	(6.7)%
Net premiums earned	1,496,872	1,588,192	(5.7)%
Underwriting income (loss)	(21,322)	(927)

Underwriting Ratios
Net claims and claim expense ratio - current accident year	67.4%	65.8%	1.6	pts
Net claims and claim expense ratio - prior accident years	0.2%	(0.1)%	0.3	pts
Net claims and claim expense ratio - calendar year	67.6%	65.7%	1.9	pts
Underwriting expense ratio	33.8%	34.4%	(0.6)	pts
Combined ratio	101.4%	100.1%	1.3	pts
Adjusted combined ratio (1)	99..3%	97.7%	1.6	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written decreased by $19.1 million, or 1.2%, driven by decreases in the casualty lines of business and partially offset by increases in the credit and specialty classes.
•Net premiums written decreased by $97.6 million, or 6.7%, primarily driven by an increase in the Company’s retrocessional purchases.
•Net claims and claim expense ratio - calendar year increased by 1.9 percentage points due to the impact of higher attritional losses.
–The net claims and claim expense ratio - prior accident years of 0.2% included an adverse impact of 0.5 percentage points from purchase accounting adjustments.
•Underwriting expense ratio decreased 0.6 percentage points, driven by a 0.4 percentage point decrease in the operating expense ratio.
Fee Income: $101.8 million of fee income, up 24.1% from Q3 2024

Fee Income
	Three months ended September 30,		Q/Q Change
(in thousands)	2025	2024
Management fee income	$53,014	$54,945	$(1,931)
Performance fee income (loss) (1)	48,796	27,120	21,676
Total fee income	$101,810	$82,065	$19,745
(1)Performance fees are based on the performance of the individual vehicles or products and may be zero or negative in a particular period. For example, large losses could potentially result in no performance fees or the reversal of previously accrued performance fees.
•Performance fee income increased due to positive current year underwriting results in DaVinci and prior accident years net favorable development, primarily in DaVinci, Upsilon and certain structured reinsurance products.
•Total fee income included $88.7 million of fee income recorded in net income (loss) attributable to redeemable noncontrolling interests, which is not included in the Company’s underwriting income (loss).

Investment Results: Total investment result of $750.2 million; reflecting net investment income of $438.4 million and net realized and unrealized gains of $311.9 million

Investment Results
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2025	2024
Net investment income	$438,354	$423,859	$14,495
Net realized and unrealized gains (losses) on investments	311,890	943,745	(631,855)
Total investment result	$750,244	$1,367,604	$(617,360)
Net investment income return - annualized	5.2%	5.7%	(0.5)	pts
Total investment return - annualized	8.9%	18.3%	(9.4)	pts
•Net investment income remained consistently strong, increasing by $14.5 million, primarily due to higher average invested assets in the fixed maturity investments portfolio, partially offset by decreases in market yields.
•Net realized and unrealized gains on investments of $311.9 million, driven by:
–$181.0 million of net realized and unrealized gains on investment-related derivatives, primarily due to a combination of net gains on equity and gold futures; and
–$86.1 million of net realized and unrealized gains on fixed maturity investments trading, driven by market yields decreasing during the quarter.
•Total investments were $35.8 billion at September 30, 2025 (December 31, 2024 - $32.6 billion). The weighted average yield to maturity and duration on the Company’s investment portfolio (excluding investments that have no final maturity, yield to maturity or duration) was 4.9% and 2.6 years, respectively (December 31, 2024 - 5.4% and 2.9 years, respectively).

Other Items of Note
•Net income attributable to redeemable noncontrolling interests of $415.2 million was primarily driven by:
–underwriting income across vehicles, particularly in DaVinci and Vermeer; and
–$133.7 million of net investment income in the investment portfolios of the Company’s joint ventures and managed funds; partially offset by
–$88.7 million of management and performance fee income.
•Income tax expense of $148.9 million in Q3 2025, driven by strong profitability across the Company’s operating jurisdictions, including Bermuda.
•Share repurchases of 851.9 thousand common shares at an aggregate cost of $205.2 million and an average price of $240.89 per common share. Repurchased an additional 388.3 thousand common shares at an aggregate cost of $100.0 million and an average price of $257.52 per common share from October 1, 2025, through October 24, 2025.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share,” “tangible book value per common share plus accumulated dividends,” and “adjusted combined ratio.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Reports & Filings” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Wednesday, October 29, 2025, at 10:00 a.m. ET to discuss this release. A live webcast of the conference call will be available through the Investors section of RenaissanceRe’s website at investor.renre.com. A replay will be available after the call at the same location.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching desirable risk with efficient capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Canada, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may also make forward-looking statements with respect to its business and industry, such as those relating to its strategy and management objectives, plans and expectations regarding its response and ability to adapt to changing economic conditions, market standing and product volumes, estimates of net negative impact and insured losses from loss events, competition in the industry, industry capital, and government initiatives and regulatory matters affecting the (re)insurance industries, among other things. These statements are subject to numerous factors that could cause actual results to differ materially from those addressed by such forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance they may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the Company’s exposure to ceding companies and delegated authority counterparties and the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the Company’s reliance on a small number of brokers; the highly competitive nature of the Company’s industry; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage and new retrocessional reinsurance being available; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s exposure to risks associated with its management of capital on behalf of investors; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws or regulations; the effect of current or future macroeconomic or geopolitical events or trends, including the ongoing conflicts between Russia and Ukraine, and in the Middle East; other political, regulatory or industry initiatives adversely impacting the Company; the impact of cybersecurity risks, including technology breaches or failure; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in the prevailing interest rates; the effects of new or possible future tax actions or reform legislation and regulations in the jurisdictions in which the Company operates; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on capital distributions from its subsidiaries; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Hayden Kenny Senior Vice President, Investor Relations & Communications (441) 239-4946 or Kekst CNC Nicholas Capuano (917) 842-7859

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations and Financial Data
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenues
Gross premiums written	$2,323,626	$2,400,136	$9,900,309	$9,816,315
Net premiums written	$2,057,802	$2,162,504	$8,271,601	$8,200,588
Decrease (increase) in unearned premiums	376,003	420,465	(704,861)	(632,394)
Net premiums earned	2,433,805	2,582,969	7,566,740	7,568,194
Net investment income	438,354	423,859	1,256,815	1,225,479
Net foreign exchange gains (losses)	877	16,804	2,209	(27,694)
Equity in earnings (losses) of other ventures	12,551	5,718	50,712	32,435
Other income (loss)	705	680	4,243	799
Net realized and unrealized gains (losses) on investments	311,890	943,745	994,550	602,507
Total revenues	3,198,182	3,973,775	9,875,269	9,401,720
Expenses
Net claims and claim expenses incurred	878,820	1,373,614	4,664,701	3,849,239
Acquisition expenses	659,723	690,338	1,949,763	1,965,697
Operational expenses	125,073	125,261	350,996	339,484
Corporate expenses	23,414	26,078	70,005	100,489
Interest expense	30,582	23,809	89,461	70,522
Total expenses	1,717,612	2,239,100	7,124,926	6,325,431
Income (loss) before taxes	1,480,570	1,734,675	2,750,343	3,076,289
Income tax benefit (expense)	(148,860)	(102,012)	(280,204)	(96,536)
Net income (loss)	1,331,710	1,632,663	2,470,139	2,979,753
Net (income) loss attributable to redeemable noncontrolling interests	(415,200)	(450,176)	(548,287)	(919,734)
Net income (loss) attributable to RenaissanceRe	916,510	1,182,487	1,921,852	2,060,019
Dividends on preference shares	(8,843)	(8,843)	(26,531)	(26,531)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$907,667	$1,173,644	$1,895,321	$2,033,488

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$19.47	$22.68	$39.60	$38.95
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$19.40	$22.62	$39.46	$38.84
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$15.62	$10.23	$25.99	$34.86

Average shares outstanding - basic	45,845	50,959	47,106	51,439
Average shares outstanding - diluted	46,005	51,104	47,268	51,582

Net claims and claim expense ratio	36.1%	53.2%	61.6%	50.9%
Underwriting expense ratio	32.3%	31.6%	30.5%	30.4%
Combined ratio	68.4%	84.8%	92.1%	81.3%

Return on average common equity - annualized	34.9%	47.1%	25.1%	28.8%
Operating return on average common equity - annualized (1)	28.2%	21.7%	16.7%	26.0%
(1)See Comments on Non-GAAP Financial Measures for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	September 30, 2025	December 31, 2024
Assets
Fixed maturity investments trading, at fair value	$23,772,222	$23,562,514
Short-term investments, at fair value	6,018,146	4,531,655
Equity investments, at fair value	1,465,833	117,756
Other investments, at fair value	4,432,389	4,324,761
Investments in other ventures, under equity method	115,597	102,770
Total investments	35,804,187	32,639,456
Cash and cash equivalents	1,701,568	1,676,604
Premiums receivable	8,130,508	7,290,228
Prepaid reinsurance premiums	1,216,757	888,332
Reinsurance recoverable	4,085,093	4,481,390
Accrued investment income	225,254	238,290
Deferred acquisition costs and value of business acquired	1,656,042	1,552,359
Deferred tax asset	705,469	701,053
Receivable for investments sold	54,571	91,669
Other assets	267,297	444,037
Goodwill and other intangible assets	651,328	704,132
Total assets	$54,498,074	$50,707,550
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$22,712,860	$21,303,491
Unearned premiums	6,986,618	5,950,415
Debt	2,229,135	1,886,689
Reinsurance balances payable	2,703,090	2,804,344
Payable for investments purchased	298,908	150,721
Other liabilities	596,038	1,060,129
Total liabilities	35,526,649	33,155,789
Redeemable noncontrolling interests	7,469,059	6,977,749
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	46,501	50,181
Additional paid-in capital	605,305	1,512,435
Accumulated other comprehensive income (loss)	(13,647)	(14,756)
Retained earnings	10,114,207	8,276,152
Total shareholders’ equity attributable to RenaissanceRe	11,502,366	10,574,012
Total liabilities, noncontrolling interests and shareholders’ equity	$54,498,074	$50,707,550

Book value per common share	$231.23	$195.77

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended September 30, 2025
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$733,274	$1,590,352	$—	$2,323,626
Net premiums written	$694,125	$1,363,677	$—	$2,057,802
Net premiums earned	$936,933	$1,496,872	$—	$2,433,805
Net claims and claim expenses incurred	(133,504)	1,012,324	—	878,820
Acquisition expenses	192,347	467,376	—	659,723
Operational expenses	86,579	38,494	—	125,073
Underwriting income (loss)	$791,511	$(21,322)	$—	770,189
Net investment income			438,354	438,354
Net foreign exchange gains (losses)			877	877
Equity in earnings (losses) of other ventures			12,551	12,551
Other income (loss)			705	705
Net realized and unrealized gains (losses) on investments			311,890	311,890
Corporate expenses			(23,414)	(23,414)
Interest expense			(30,582)	(30,582)
Income (loss) before taxes				1,480,570
Income tax benefit (expense)			(148,860)	(148,860)
Net (income) loss attributable to redeemable noncontrolling interests			(415,200)	(415,200)
Dividends on preference shares			(8,843)	(8,843)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$907,667

Net claims and claim expenses incurred – current accident year	$250,169	$1,008,702	$—	$1,258,871
Net claims and claim expenses incurred – prior accident years	(383,673)	3,622	—	(380,051)
Net claims and claim expenses incurred – total	$(133,504)	$1,012,324	$—	$878,820

Net claims and claim expense ratio – current accident year	26.7%	67.4%		51.7%
Net claims and claim expense ratio – prior accident years	(40.9)%	0.2%		(15.6)%
Net claims and claim expense ratio – calendar year	(14.2)%	67.6%		36.1%
Underwriting expense ratio	29.7%	33.8%		32.3%
Combined ratio	15.5%	101.4%		68.4%

	Three months ended September 30, 2024
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$790,709	$1,609,427	$—	$2,400,136
Net premiums written	$701,222	$1,461,282	$—	$2,162,504
Net premiums earned	$994,777	$1,588,192	$—	$2,582,969
Net claims and claim expenses incurred	329,967	1,043,647	—	1,373,614
Acquisition expenses	192,439	497,899	—	690,338
Operational expenses	77,688	47,573	—	125,261
Underwriting income (loss)	$394,683	$(927)	$—	393,756
Net investment income			423,859	423,859
Net foreign exchange gains (losses)			16,804	16,804
Equity in earnings (losses) of other ventures			5,718	5,718
Other income (loss)			680	680
Net realized and unrealized gains (losses) on investments			943,745	943,745
Corporate expenses			(26,078)	(26,078)
Interest expense			(23,809)	(23,809)
Income (loss) before taxes				1,734,675
Income tax benefit (expense)			(102,012)	(102,012)
Net (income) loss attributable to redeemable noncontrolling interests			(450,176)	(450,176)
Dividends on preference shares			(8,843)	(8,843)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$1,173,644

Net claims and claim expenses incurred – current accident year	$621,710	$1,044,410	$—	$1,666,120
Net claims and claim expenses incurred – prior accident years	(291,743)	(763)	—	(292,506)
Net claims and claim expenses incurred – total	$329,967	$1,043,647	$—	$1,373,614

Net claims and claim expense ratio – current accident year	62.5%	65.8%		64.5%
Net claims and claim expense ratio – prior accident years	(29.3)%	(0.1)%		(11.3)%
Net claims and claim expense ratio – calendar year	33.2%	65.7%		53.2%
Underwriting expense ratio	27.1%	34.4%		31.6%
Combined ratio	60.3%	100.1%		84.8%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Nine months ended September 30, 2025
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$4,596,042	$5,304,267	$—	$9,900,309
Net premiums written	$3,710,676	$4,560,925	$—	$8,271,601
Net premiums earned	$3,052,893	$4,513,847	$—	$7,566,740
Net claims and claim expenses incurred	1,481,823	3,182,878	—	4,664,701
Acquisition expenses	534,192	1,415,571	—	1,949,763
Operational expenses	222,414	128,582	—	350,996
Underwriting income (loss)	$814,464	$(213,184)	$—	601,280
Net investment income			1,256,815	1,256,815
Net foreign exchange gains (losses)			2,209	2,209
Equity in earnings of other ventures			50,712	50,712
Other income (loss)			4,243	4,243
Net realized and unrealized gains (losses) on investments			994,550	994,550
Corporate expenses			(70,005)	(70,005)
Interest expense			(89,461)	(89,461)
Income (loss) before taxes and redeemable noncontrolling interests				2,750,343
Income tax benefit (expense)			(280,204)	(280,204)
Net (income) loss attributable to redeemable noncontrolling interests			(548,287)	(548,287)
Dividends on preference shares			(26,531)	(26,531)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$1,895,321

Net claims and claim expenses incurred – current accident year	$2,319,130	$3,191,206	$—	$5,510,336
Net claims and claim expenses incurred – prior accident years	(837,307)	(8,328)	—	(845,635)
Net claims and claim expenses incurred – total	$1,481,823	$3,182,878	$—	$4,664,701

Net claims and claim expense ratio – current accident year	76.0%	70.7%		72.8%
Net claims and claim expense ratio – prior accident years	(27.5)%	(0.2)%		(11.2)%
Net claims and claim expense ratio – calendar year	48.5%	70.5%		61.6%
Underwriting expense ratio	24.8%	34.2%		30.5%
Combined ratio	73.3%	104.7%		92.1%

	Nine months ended September 30, 2024
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$4,433,688	$5,382,627	$—	$9,816,315
Net premiums written	$3,457,500	$4,743,088	$—	$8,200,588
Net premiums earned	$2,911,694	$4,656,500	$—	$7,568,194
Net claims and claim expenses incurred	757,570	3,091,669	—	3,849,239
Acquisition expenses	566,566	1,399,131	—	1,965,697
Operational expenses	206,737	132,747	—	339,484
Underwriting income (loss)	$1,380,821	$32,953	$—	1,413,774
Net investment income			1,225,479	1,225,479
Net foreign exchange gains (losses)			(27,694)	(27,694)
Equity in earnings of other ventures			32,435	32,435
Other income (loss)			799	799
Net realized and unrealized gains (losses) on investments			602,507	602,507
Corporate expenses			(100,489)	(100,489)
Interest expense			(70,522)	(70,522)
Income (loss) before taxes and redeemable noncontrolling interests				3,076,289
Income tax benefit (expense)			(96,536)	(96,536)
Net (income) loss attributable to redeemable noncontrolling interests			(919,734)	(919,734)
Dividends on preference shares			(26,531)	(26,531)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$2,033,488

Net claims and claim expenses incurred – current accident year	$1,228,371	$3,118,726	$—	$4,347,097
Net claims and claim expenses incurred – prior accident years	(470,801)	(27,057)	—	(497,858)
Net claims and claim expenses incurred – total	$757,570	$3,091,669	$—	$3,849,239

Net claims and claim expense ratio – current accident year	42.2%	67.0%		57.4%
Net claims and claim expense ratio – prior accident years	(16.2)%	(0.6)%		(6.5)%
Net claims and claim expense ratio – calendar year	26.0%	66.4%		50.9%
Underwriting expense ratio	26.6%	32.9%		30.4%
Combined ratio	52.6%	99.3%		81.3%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Property Segment
Catastrophe	$288,406	$344,005	$3,317,728	$2,949,731
Other property	444,868	446,704	1,278,314	1,483,957
Property segment gross premiums written	$733,274	$790,709	$4,596,042	$4,433,688

Casualty and Specialty Segment
General casualty (1)	$483,888	$519,555	$1,677,415	$1,739,464
Professional liability (2)	294,918	331,610	798,259	916,196
Credit (3)	253,713	213,826	922,006	765,304
Other specialty (4)	557,833	544,436	1,906,587	1,961,663
Casualty and Specialty segment gross premiums written	$1,590,352	$1,609,427	$5,304,267	$5,382,627
(1)Includes automobile liability, casualty clash, employers’ liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)Includes directors and officers, medical malpractice, professional indemnity and transactional liability.
(3)Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)Includes accident and health, agriculture, aviation, construction, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other lines of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Fixed maturity investments trading	$287,139	$289,687	$854,035	$820,876
Short-term investments	51,855	46,746	141,299	141,923
Equity investments
Fixed income exchange traded funds	15,876	—	23,588	—
Other equity investments	610	670	1,951	1,819
Other investments
Catastrophe bonds	50,503	61,175	153,205	177,860
Other	27,036	20,937	67,451	59,525
Cash and cash equivalents	12,045	10,226	35,488	40,347
	445,064	429,441	1,277,017	1,242,350
Investment expenses	(6,710)	(5,582)	(20,202)	(16,871)
Net investment income	$438,354	$423,859	$1,256,815	$1,225,479

Net investment income return - annualized	5.2%	5.7%	5.0%	5.5%

Net realized gains (losses) on fixed maturity investments trading	19,293	22,052	27,561	(33,965)
Net unrealized gains (losses) on fixed maturity investments trading	66,796	590,309	389,382	353,465
Net realized and unrealized gains (losses) on investment-related derivatives	181,012	97,534	498,089	50,102
Net realized gains (losses) on equity investments	541	340	613	355
Net unrealized gains (losses) on equity investments	6,609	18,778	33,366	26,368
Net realized and unrealized gains (losses) on other investments - catastrophe bonds	44,592	66,291	(9,837)	51,091
Net realized and unrealized gains (losses) on other investments - other	(6,953)	148,441	55,376	155,091
Net realized and unrealized gains (losses) on investments	311,890	943,745	994,550	602,507
Total investment result	$750,244	$1,367,604	$2,251,365	$1,827,986

Total investment return - annualized	8.9%	18.3%	9.0%	8.2%

Comments on Non-GAAP Financial Measures
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided certain of these financial measures in previous investor communications and the Company’s management believes that such measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders, Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders per Common Share – Diluted and Operating Return on Average Common Equity - Annualized
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of (1) net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, (2) net foreign exchange gains and losses, (3) expenses or revenues associated with acquisitions, dispositions and impairments, (4) acquisition related purchase accounting adjustments, (5) the Bermuda net deferred tax benefit recorded prior to the January 1, 2025 effective date of the Bermuda corporate income tax, (6) the income tax expense or benefit associated with these adjustments, and (7) the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.”
The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized” are useful to management and investors because they provide for better comparability and more accurately measure the Company’s results of operations and remove variability.
The following table is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.”

	Three months ended		Nine months ended
(in thousands of United States Dollars, except per share amounts and percentages)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$907,667	$1,173,644	$1,895,321	$2,033,488
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(267,298)	(877,454)	(1,004,387)	(551,416)
Net foreign exchange losses (gains)	(877)	(16,804)	(2,209)	27,694
Expenses (revenues) associated with acquisitions, dispositions and impairments	1,952	17,400	5,384	54,968
Acquisition related purchase accounting adjustments (1)	43,083	59,812	146,966	183,175
Bermuda net deferred tax asset (2)	—	—	—	(7,890)
Income tax expense (benefit) (3)	39,255	65,285	135,611	46,325
Net income (loss) attributable to redeemable noncontrolling interests (4)	9,935	118,439	81,860	41,205
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$733,717	$540,322	$1,258,546	$1,827,549

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$19.40	$22.62	$39.46	$38.84
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(5.81)	(17.17)	(21.25)	(10.69)
Net foreign exchange losses (gains)	(0.02)	(0.33)	(0.05)	0.54
Expenses (revenues) associated with acquisitions, dispositions and impairments	0.04	0.34	0.12	1.07
Acquisition related purchase accounting adjustments (1)	0.94	1.17	3.11	3.55
Bermuda net deferred tax asset (2)	—	—	—	(0.15)
Income tax expense (benefit) (3)	0.85	1.28	2.87	0.90
Net income (loss) attributable to redeemable noncontrolling interests (4)	0.22	2.32	1.73	0.80
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$15.62	$10.23	$25.99	$34.86

Return on average common equity - annualized	34.9%	47.1%	25.1%	28.8%
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(10.3)%	(35.2)%	(13.3)%	(7.8)%
Net foreign exchange losses (gains)	—%	(0.7)%	—%	0.4%
Expenses (revenues) associated with acquisitions, dispositions and impairments	—%	0.7%	0.1%	0.8%
Acquisition related purchase accounting adjustments (1)	1.7%	2.4%	1.9%	2.6%
Bermuda net deferred tax asset (2)	—%	—%	—%	(0.1)%
Income tax expense (benefit) (3)	1.5%	2.6%	1.8%	0.7%
Net income (loss) attributable to redeemable noncontrolling interests (4)	0.4%	4.8%	1.1%	0.6%
Operating return on average common equity - annualized	28.2%	21.7%	16.7%	26.0%
(1)Represents the purchase accounting adjustments related to the amortization of acquisition related intangible assets, amortization (accretion) of value of business acquired (“VOBA”) and acquisition costs, and the fair value adjustments to the net reserves for claims and claim expenses for the three and nine months ended September 30, 2025 for the acquisitions of Validus $40.7 million and $139.4 million, respectively (2024 - $56.0 million and $171.9 million, respectively); and TMR and Platinum $2.4 million and $7.6 million, respectively (2024 - $3.8 million and $11.3 million, respectively).
(2)Represents the net deferred tax benefit related to the 15% Bermuda corporate income tax recorded prior to the January 1, 2025 effective date.
(3)Represents the income tax (expense) benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(4)Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) other goodwill and intangible assets, and (3) acquisition related purchase accounting adjustments. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) other goodwill and intangible assets, and (3) acquisition related purchase accounting adjustments, plus accumulated dividends.
The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets and acquisition related purchase accounting adjustments. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	September 30, 2025	September 30, 2024
Book value per common share	$231.23	$202.01
Adjustment for:
Acquisition related goodwill and other intangible assets (1)	(14.01)	(13.81)
Other goodwill and intangible assets (2)	(0.19)	(0.17)
Acquisition related purchase accounting adjustments (3)	(2.46)	(5.27)
Tangible book value per common share	214.57	182.76
Adjustment for accumulated dividends	29.28	27.69
Tangible book value per common share plus accumulated dividends	$243.85	$210.45

Quarterly change in book value per common share (4)	9.0%	12.3%
Quarterly change in book value per common share plus change in accumulated dividends (4)	9.2%	12.5%
Quarterly change in tangible book value per common share plus change in accumulated dividends (4)	10.3%	15.0%

Year to date change in book value per common share	18.1%	22.3%
Year to date change in book value per common share plus change in accumulated dividends	18.7%	23.0%
Year to date change in tangible book value per common share plus change in accumulated dividends	21.8%	29.6%
(1)Represents the acquired goodwill and other intangible assets at September 30, 2025, of $651.3 million (2024 - $717.5 million) for the acquisitions of Validus $425.0 million (2024 - $488.4 million), TMR $25.2 million (2024 - $26.4 million) and Platinum $201.0 million (2024 - $202.7 million).
(2)At September 30, 2025, the adjustment for other goodwill and intangible assets included $8.9 million (2024 - $8.9 million) of goodwill and other intangibles included in investments in other ventures, under equity method.
(3)Represents the purchase accounting adjustments related to the unamortized VOBA and acquisition costs, and the fair value adjustments to reserves at September 30, 2025 for the acquisitions of Validus $69.4 million (2024 - $220.1 million), TMR $45.7 million (2024 - $54.4 million) and Platinum $(0.6) million (2024 - $(0.7) million).
(4)Represents the percentage change during the three months ended September 30, 2025, and September 30, 2024, respectively.

Adjusted Combined Ratio
The Company has included in this Press Release “adjusted combined ratio” for the Company, its reportable segments and certain classes of business. “Adjusted combined ratio” is defined as the combined ratio adjusted for the impact of acquisition related purchase accounting, which includes the amortization of acquisition related intangible assets, purchase accounting adjustments related to the amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum. The combined ratio is calculated as the sum of (1) net claims and claim expenses incurred, (2) acquisition expenses, and (3) operational expenses; divided by net premiums earned. The acquisition related purchase accounting adjustments impact net claims and claim expenses incurred and acquisition expenses. The Company’s management believes “adjusted combined ratio” is useful to management and investors because it provides for better comparability and more accurately measures the Company’s underlying underwriting performance. The following table is a reconciliation of combined ratio to “adjusted combined ratio.”

	Three months ended September 30, 2025
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	(6.0)%	45.0%	15.5%	101.4%	68.4%
Adjustment for acquisition related purchase accounting adjustments (1)	(1.6)%	(0.8)%	(1.3)%	(2.1)%	(1.8)%
Adjusted combined ratio	(7.6)%	44.2%	14.2%	99.3%	66.6%

	Three months ended September 30, 2024
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	43.2%	85.6%	60.3%	100.1%	84.8%
Adjustment for acquisition related purchase accounting adjustments (1)	(2.9)%	(1.3)%	(2.2)%	(2.4)%	(2.4)%
Adjusted combined ratio	40.3%	84.3%	58.1%	97.7%	82.4%
(1)Adjustment for acquisition related purchase accounting includes the amortization of the acquisition related intangible assets and purchase accounting adjustments related to the net amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum.